                                                                   Exhibit 10.30

                                GATX CORPORATION
                        CASH INCENTIVE COMPENSATION PLAN

                          (as amended January 1, 2005)

                                    SECTION 1
                                     GENERAL

     1.1. Purpose. The purpose of the GATX Corporation Cash Incentive Compensation Plan (the "Plan") is to promote the long term financial interest of GATX Corporation (the "Company") by (i) attracting and retaining executive personnel possessing outstanding ability; (ii) further motivating such individuals by means of cash incentives to achieve long-range goals; and (iii) providing cash incentive compensation opportunities which are competitive with those of other major corporations.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Cash Incentive Awards under the Plan, and thereby become "Participants" in the Plan.

     1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Cash Incentive Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8).

                                    SECTION 2
                              CASH INCENTIVE AWARD

     2.1. Designation. The Committee, from time to time in its discretion, shall designate from among the Eligible Employees those individuals who will have an opportunity to receive Cash Incentive Awards under the Plan for any Performance Period, together with the amounts to be distributed in accordance with Section
3. Except as otherwise provided by the Committee, Cash Incentive Awards are intended to be Performance-Based Compensation. Any Cash Incentive Awards intended to be Performance-Based Compensation shall comply with the requirements of this Section 2 to the extent such compliance is determined by the Committee to be required for the Cash Incentive Awards to be treated as Performance-Based Compensation. To the extent that the provisions of this Section 2 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of any Cash Incentive Award that is not intended to be Performance-Based Compensation.

     2.2. Determination of Cash Incentive Awards. Each Cash Incentive Award that is intended to be Performance-Based Compensation shall be determined in accordance with the following:

(a) The Cash Incentive Award for each Participant for any Performance Period shall equal 0.75% of the Company's Total Gross Income Less Total Ownership Costs (as defined in Section 8) for the Performance Period.

(b) At any time prior to the payment of a Cash Incentive Award, the Committee may, in its discretion, reduce the amount of such award based on such factors as the Committee determines appropriate.

(c) No payment shall be made of any Cash Incentive Award that is intended to be Performance-Based Compensation until achievement of the applicable performance objectives set forth in paragraph (a) above has been certified by the Committee.

Any Cash Incentive Awards that are not intended to be Performance-Based Compensation may be conditioned on any performance goals, factors, or criteria as the Committee shall determine.

                                    SECTION 3
                                  DISTRIBUTIONS

Subject to subsection 2.2, a Participant's Cash Incentive Award for a performance period ending in a calendar year shall be distributed to the Participant in the following calendar year but not later than March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A, a payment will be considered to satisfy the requirements of this Section3 if it is made no later than the end of the calendar year following the end of the applicable performance period."

                                    SECTION 4
                          OPERATION AND ADMINISTRATION

     4.1. Effective Date. Subject to the approval of the stockholders of the Company at the Company's 2004 annual meeting of its stockholders, the Plan shall be effective as of January 1, 2004 (the "Effective Date"); provided, however, that to the extent that Cash Incentive Awards are granted under the Plan prior to its approval by stockholders, the Cash Incentive Awards shall be contingent on approval of the Plan by the stockholders of the Company at such annual meeting.

     4.2. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any benefits under the Plan on satisfaction of the applicable withholding obligations.

     4.3. Transferability. Except as otherwise provided by the Committee, Cash Incentive Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     4.4. Heirs and Successors. The Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any benefits deliverable to a Participant under the Plan have not been delivered at the time of the Participant's death, such benefits shall be delivered to the Designated Beneficiary in accordance with the provisions of the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by a Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the complete distribution of benefits to the Designated Beneficiary under the Plan, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

     4.5. Agreement With Company. A Cash Incentive Award under the Plan may be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Cash Incentive Award to any Participant may be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     4.6. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     4.7. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     4.8. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     4.9. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                    SECTION 5
                         SOURCE OF BENEFIT DISTRIBUTIONS

     An Employer shall be liable for distribution of benefits under the Plan with respect to any Participant to the extent that such benefits are attributable to services rendered by the Participant to that Employer. Any disputes relating to liability of Employers for benefit distributions shall be resolved by the Committee.

                                    SECTION 6
                                    COMMITTEE

     6.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board (the "Committee") in accordance with this Section 6, Section 303A.05 of the NYSE Listed Company Manual and section 162(m) of the Code. The Committee shall consist solely of three members of the Board who are not employees of the Company or any Subsidiary. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     6.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall be eligible to participate in the Plan.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

     6.3. Delegation by Committee. Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     6.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                    SECTION 7
                            AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Cash Incentive Award granted under the Plan prior to the date such amendment is adopted by the Board.

                                    SECTION 8
                                  DEFINED TERMS

     In addition to the other definitions contained herein, the following definitions shall apply:

(a)  Board. The term "Board" means the Board of Directors of the Company.

(b) Cash Incentive Award. The term "Cash Incentive Award" means an award determined in accordance with Section 2 and distributable in accordance with Section 3.

(c) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d) Eligible Employee. The term "Eligible Employee" means any key employee of the Company or a Subsidiary.

(e) Employer. The term "Employer" means the Company and each of the Subsidiaries whose employees the Committee includes in the Plan as Participants.

(f) Participant. The term "Participant" means an individual who has been designated by the Committee as eligible to participate in the Plan.

(g) Performance-Based Compensation. The term "Performance-Based Compensation" shall have the meaning ascribed to it in section 162(m) of the Code and the regulations thereunder.

(h) Performance Period. The term "Performance Period" shall mean the Company's fiscal year, or such other period as may be established by the Committee from time to time as the Performance Period.

(i) Subsidiary. The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company, and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(j) Total Gross Income Less Total Ownership Costs. The term "Total Gross Income Less Total Ownership Costs" means the Company's "Total Gross Income" less "Total Ownership Costs" as reported in the Company's consolidated statement of income (or if such amounts are not reported in the Company's statement of income, the line items in the Company's statement of income determined by the Committee to correspond thereto).